Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bumble Inc. 2021 Omnibus Incentive Plan and Bumble Inc. 2021 Employee Stock Purchase Plan of our report dated October 30, 2020, with respect to the financial statement of Bumble Inc. included in Amendment No. 3 to the Registration Statement on Form S-1 (Form S-1 No. 333-252124) and related Prospectus of Bumble Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

February 10, 2021